EXHIBIT  10.13
                           Winfred Fields, Consultant
--------------------------------------------------------------------------------
                                         6776 Southwest Freeway, Suite 580
                                         Houston, Texas 77074-2115
                                         Tel: (713) 266-0691 Fax: (713) 266-0692
                                         E-Mail: Wfieldsii@aol.com




                              CONSULTING AGREEMENT

October 4, 2002

Re:  Consulting Engagement For Mergers and Acquisitions
     Agreement between CALYPSO WIRELESS, INC. (the "Company") AND WINFRED FIELDS (the "Consultant")


Dear Mr. Mendoza:

This letter is to confirm the terms of my engagement as an independent consultant ("Consultant") to Calypso Wireless, Inc. (the "Company"). Consultant is engaged to assist the Company with administrative & accounting consulting services, including but not limited to the following functions:

     1) Assistance with the preparation of the Company consolidated financial statements for the years ending or ended December 31, 2002, 2001 and 2000. The consolidated financial statements will be prepared in the form acceptable to the Securities and Exchange Commission, and will be presented to the Company's external auditors for examination.

     2) Assistance with the preparation of the Company's SEC Form 10-K or 10KSB for the year ending December 31, 2002.

     3)   Assistance  with the preparation of the Company's SEC Form 10 or 10SB.

     4) Assistance with transferring the Company from the "Pink Sheets" to a National Stock Exchange.

     5) Assistance with communication with the Securities and Exchange Commission or other regulatory agencies.

     6) Assistance with the preparation of the Company's federal and state income tax returns for the years 1996 through the current periods.

Term of Engagement
------------------

The term of the engagement shall be from October 4, 2002 through January 31, 2004.

Consulting Fee
--------------

The Company will issue one hundred thousand (100,000) shares of the Company's common stock to Winfred Fields for administrative & accounting consulting services to be rendered to the Company. All one hundred thousand (100,000) shares will be issued as free-trade stock. The shares will be forwarded to Consultant as soon as reasonably possible after the date the agreement is signed.

Confidentiality
---------------

I agree that during the term of this engagement I will not invest, nor promote the Company's publicly traded shares or participate in any activity that is or may be competitive with the Company, that might create a conflict of interest with the Company, or that otherwise might interfere with the business of the Company, or any affiliate of the Company. I also agree that both during the engagement and after the engagement terminates I will neither misuse nor improperly disclose any Confidential Information of the Company that I may have used, acquired or added to while engaged by the Company. "Confidential Information" means and includes confidential or proprietary information or trade secrets that have been developed or used (or will be developed or used) and that cannot be readily obtained by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding assets, investors, customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company's relationship with that investor or customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; investor lists, customers lists; research; weather data; financial and sales data, trading terms; evaluation, opinions, and interpretations of information and data; marketing techniques; prospective investors' names, investors' and customers' names and marks; grids and maps, electronic data bases; models; specifications; computer programs, internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. We acknowledge that this confidential information constitutes a valuable, special, and unique asset used by the Company and its subsidiaries and affiliates in their business to obtain a competitive advantage over their competitors. We agree that upon termination of this engagement, we will return any and all such confidential information and delete such Confidential Information from any electronic storage devices owned by us (but not computers and storage devices owned by the Company), such as Palm Pilots and notebook computers, upon which I may have stored such confidential information. We agree that breach of these covenants not to disclose Confidential Information shall cause immediate and irreparable injury to the Company.

Indemnity
---------

Each party shall indemnify, defend and hold harmless the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs (including reasonable attorney's fees) or expenses ("Claims") arising out of or incident to the performance or nonperformance of any act or responsibility under this agreement by such indemnifying party; provided that, any indemnity required under this paragraph shall exclude Claims resulting from any consequential, future or speculative damages. Notwithstanding the foregoing provisions of this paragraph, the Company shall indemnify, defend and hold harmless Consultant from any all Claims arising out of or incident to Consultant's actions on behalf of the Company, including attendance at meetings, negotiation and advice, that involve the Company's financial and other related matters.

Acceptance
----------

Please indicate your agreement with the terms of this letter by signing one copy in the space provided below and returning it to me.

Sincerely,

/S/  WINFRED FIELDS
-------------------
Winfred Fields

ACCEPTED AND AGREED AS OF OCTOBER 4, 2002

/s/  Carlos  Mendoza
----------------------------------------------------
CARLOS MENDOZA, CHAIRMAN AND CHIEF EXECUTIVE OFFICER